Exhibit 10.2

FOURTH AMENDED AND RESTATED OMNIBUS

PLEDGE AND SECURITY AGREEMENT

by and among

JPMORGAN CHASE BANK, N.A.,

as Administrative and Collateral Agent,

USEC INC.

and

THE OTHER PLEDGORS PARTY HERETO

DATED AS OF MARCH 13, 2012

BOS111 12678500.5

FOURTH AMENDED AND RESTATED OMNIBUS PLEDGE
AND SECURITY AGREEMENT

THIS FOURTH AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of the 13th day of March, 2012 (together with all Exhibits, Annexes and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, this “Agreement”), is made by USEC Inc., a Delaware corporation (“Parent”), United States Enrichment Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Enrichment” and, together with Parent, the “Borrowers”), NAC International Inc., a Delaware corporation (“NAC International”), and each direct or indirect subsidiary of the Parent that, after the date hereof, executes an addendum hereto (a “Pledgor Addendum”) substantially in the form of Exhibit E hereto (NAC International and such subsidiaries, collectively the “Guarantor Pledgors,” and together with the Borrowers, the “Pledgors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative and collateral agent for the lenders (collectively, the “Lenders”) party to the Credit Agreement referred to below (in such capacity, the “Agent”), for the benefit of the Secured Parties (as hereinafter defined).  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

RECITALS

A. Parent and Enrichment are parties to that certain Third Amended and Restated Revolving Credit Agreement dated as of October 8, 2010, as amended (the “Existing Credit Agreement”), among Parent and Enrichment, as joint and several “Borrowers”, each of the financial institutions party thereto as “Lenders” thereunder (the “Existing Lenders”), JPMorgan Chase Bank, N.A., as “Administrative Agent” thereunder, and the other financial institutions named therein as arrangers, book managers, book runners or agents thereunder.

B. NAC International guaranteed the obligations of the Borrowers under the Existing Credit Agreement pursuant to that certain Third Amended and Restated Guarantee dated as of October 8, 2010 executed and delivered by NAC International (the “Existing Guarantee”).

C. In connection with the Existing Credit Agreement, the Pledgors and the Agent entered into a Third Amended and Restated Omnibus Pledge and Security Agreement dated as of October 8, 2010, as amended (the “Existing Security Agreement”), pursuant to which the Pledgors granted to the Agent security interests in the Collateral (as defined in the Existing Security Agreement) to secure the obligations of the Pledgors under the Existing Credit Agreement and the other Financing Documents (as defined in the Existing Credit Agreement).

D. Concurrently herewith, the Borrowers have entered into that certain Fourth Amended and Restated Credit Agreement of even date herewith among the Borrowers, the Agent, the Lenders party thereto, and the arrangers, book managers, bookrunners and other agents named therein (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), which Credit Agreement amends and restates the Existing Credit Agreement in its entirety.

E. Concurrently herewith, NAC International is executing and delivering to the Agent a Fourth Amended and Restated Guarantee (as amended, modified, restated or supplemented from time to time, the “NAC Guarantee”, and together with any and all other Guarantees hereinafter executed and delivered by any other Guarantor Pledgor, the “Pledgor Guarantees”), pursuant to which the Existing Guarantee is being amended and restated in its entirety and NAC International is guaranteeing to the Secured Parties the payment in full of the Secured Obligations of the Borrowers under the Credit Agreement and the other Financing Documents.

F. It is a condition to the willingness of the Agent and the Lenders to enter into the Credit Agreement and to extend credit to the Borrowers thereunder that the Pledgors shall have entered into this Agreement pursuant to which the parties shall amend and restate the Existing Security Agreement in its entirety and the Pledgors shall agree to secure the payment in full of the obligations of the Pledgors under the Credit Agreement, the Pledgor Guarantees and the other Financing Documents.  The Secured Parties are relying on this Agreement in their decision to extend credit to the Borrowers under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgors.

G. The Guarantor Pledgor will obtain benefits as a result of the extension of credit to the Borrowers under the Credit Agreement, which benefits are hereby acknowledged and, accordingly, desires to execute and deliver this Agreement.

NOW, THEREFORE, the Pledgors and the Agent hereby agree that the Existing Security Agreement be, and it hereby is, amended and restated in its entirety by this Agreement, and the Pledgors and the Agent hereby further agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Collateral Accounts” shall have the meaning given to such term in Section 4.11(b).

“Collection Account” shall mean the account at JPMorgan Chase Bank, N.A., so designated by the Agent, in a written notice delivered to the Pledgors, to be the “Collection Account”, to which funds on deposit in Deposit Accounts, Securities Accounts, and lockboxes (other than Excluded Accounts) and all payments received in respect of Accounts shall be remitted at all times.

“Copyrights” shall mean, collectively, all of each Pledgor’s right, title and interest in and to all United States copyrights (including any registrations and applications therefor and all renewals and extensions thereof), now owned or existing or created or hereafter acquired or arising; provided that “Copyrights” shall not include those items relating to advanced enrichment technologies.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which any Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” shall mean any agreement now or hereafter in effect granting any right to any third party under any of the Copyrights now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Copyrights herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Deferred Interests” shall mean all (i) Copyright Collateral, (ii) Equity Interests in Enrichment, (iii) Patent Collateral, (iv) Trademark Collateral and (v) Proceeds with respect to the foregoing.

“Deferred Interests Triggering Event” shall have the meaning ascribed thereto in Section 2.3(b).

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, each deposit account of any Pledgor maintained with the Agent or any other bank or depository institution, whether now owned or existing or hereafter acquired or arising and including, without limitation, each concentration account and each Collateral Account, together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into any such account.

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“DOE Collateral” shall have the meaning ascribed thereto in the Credit Agreement.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Equity Interest” shall mean all Equity Interests in Enrichment, the Guarantor Pledgors party to this Agreement as of the Effective Date and any Guarantor Pledgor or any Restricted Subsidiaries which becomes a direct or indirect subsidiary of the Parent after the Effective Date, including without limitation, all shares of capital stock or other Equity Interests described on Annex A (as such Annex A may be amended or supplemented from time to time), and the certificates, if any, representing such shares or other Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and any other warrant, right or option to acquire any of the foregoing.

“Excluded Account” shall mean, collectively, (a) any Deposit Account of any Pledgor which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits and (b) any other Deposit Account of any Pledgor in which the average monthly balance of available funds on deposit does not exceed $100,000, provided that the aggregate average monthly balance of available funds on deposit in all Deposit Accounts under this clause (b) does not at any time exceed $500,000.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, provided that “General Intangibles” shall not include (a) Copyright Collateral, Patent Collateral or Trademark Collateral, (b) the rights of the Pledgors under contracts, agreements, licenses or permits to the extent that the grant by the Pledgors, or the enforcement by the Agent, of a security interest in such contract, agreement, license or permit would violate the terms thereof or applicable law or regulation (other than to the extent that any such term, law or regulation would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or regulation or principles of equity) or (c) the rights of the Pledgors under any contract or agreement pursuant to which the Pledgor is acting as agent for the United States Government, including without limitation, the Russian Contract; provided, further, that the foregoing proviso shall not have the effect of excluding from the Collateral any Accounts or rights to receive any money or other amounts due or to become due to any Pledgor under any such contract, agreement, license or permit or any proceeds resulting from the sale or other disposition by any Pledgor of any rights of such Pledgor under any such contract, agreement, license or permit.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts or other Collateral.

“Intermediate Holdco” shall have the meaning set forth in the definition of “Restructuring Event”.

“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging (including the cylinders owned by the Pledgors in which inventory is placed), delivery, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of such Pledgor, all goods in which such Pledgor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of such Pledgor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Pledgor or is held by such Pledgor or by others for the account of such Pledgor, and in each case whether now owned or existing or hereafter acquired or arising, including but not limited to Eligible Inventory but excluding highly-enriched uranium (HEU) also referred to as weapons grade uranium and inventory and equipment not owned by a Pledgor and held in storage for third parties.  This definition also shall not, under any circumstances, include any equipment or material or components thereof owned by third parties (including, but not limited to Customers of a Pledgor) including, without limitation, feed material, enriched uranium and separative work units, reflected in the Inventory Accounts maintained by such Pledgor to record the amount of feed material, enriched uranium and separative work units, credited to such third parties.

“Inventory Account” shall mean a written or electronic record maintained by a Pledgor in its own name or in the name of a third party, which records natural uranium, enriched uranium, separative work units and/or other nuclear material or components held by or for Pledgor that is owned by the named account holder.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License or Trademark License.

“Money” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Patents” shall mean, collectively, all of each Pledgor’s right, title and interest in and to all United States patents and pending patent applications, patent disclosures and any and all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising; provided that “Patents” shall not include those items relating to advanced enrichment technologies.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which any Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean any agreement, whether written or oral, now or hereafter in effect granting to any third party any right to make, use or sell any invention on which one or more of the Patents, now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patents herein, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Permitted Liens” shall have the meaning given to such term in Section 3.1.

“Proceeds” shall have the meaning given to such term in Section 2.1.

“Restructuring Event” shall mean the creation of one or more direct Restricted Subsidiaries of Parent (any such direct Restricted Subsidiary shall be referred to herein as “Intermediate Holdco”), one of which shall be the direct parent of Enrichment.

“Secured Obligations” shall have the meaning given to such term in Section 2.2.

“Secured Parties” shall mean, collectively, the Lenders (including, without limitation, the Issuing Bank, any Lender or affiliate of a Lender to which any Pledgor owes any Banking Services Obligations and any counterparty to any Swap Obligation with any Pledgor which is required or permitted under the Credit Agreement that is or was at the time such Swap Obligation was entered into, a Lender or an affiliate of a Lender) and the Agent.

“Securities Account” shall have the meaning ascribed to such term in the Uniform Commercial Code.

“Securities Act” shall have the meaning given to such term in Section 6.5.

“Termination Requirements” shall have the meaning given to such term in Section 8.3.

“Trademarks” shall mean, collectively, all of each Pledgor’s United States trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, service marks, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, including any registrations and applications thereof (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising; provided that “Trademarks” shall not include those items relating to advanced enrichment technologies.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which any Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any of the Trademarks or Trademark Licenses, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” shall mean any agreement, whether written or oral, now or hereafter in effect granting any right to any third party under any of the Trademarks now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Trademarks herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

1.2 Classified Information.  In no event shall any of the Copyright Collateral, Patent Collateral or Trademark Collateral include any Copyright, Patent or Trademark, any application for a Copyright, Patent or Trademark, or any license or right under any Copyright, Patent or Trademark that is “classified” for reasons of national security or foreign policy under applicable laws or with respect to which Pledgor is not entitled to pledge, sublicense or assign pursuant to its terms or applicable law or regulation.

1.3 Other Terms.  All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein, unless the context suggests that a different meaning is intended.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest.  Each Pledgor hereby pledges and assigns to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents relating to any of the Collateral;

(v) all Instruments;

(vi) all Inventory;

(vii) all Equipment;

(viii) all Investment Property (other than Equity Interests) representing Permitted Investments which are not Deposit Accounts;

(ix) all cash which is not in a Deposit Account and all Money;

(x) all Equity Interests (other than Equity Interests in Enrichment, which, subject to Section 2.3(b), are pledged to the Agent pursuant to Section 2.3, and, upon the consummation of a Restructuring Event, Equity Interests in Enrichment and any Intermediate Holdco, which, subject to Section 2.3(b), shall be pledged to the Agent pursuant to Section 2.3); provided, however, that no Equity Interests of any Foreign Subsidiary shall be included hereunder to the extent that the aggregate amount of Equity Interests of such Foreign Subsidiary pledged hereunder would exceed 65% of such Foreign Subsidiary’s Equity Interests; provided further that, for the avoidance of doubt, no Equity Interests of any ACP Company or the Specified Entity shall be Collateral;

(xi) all books and records, wherever located, relating to any of the Collateral;

(xii) all General Intangibles (other than Equity Interests); and

(xiii) any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (x) all payments under any insurance (whether or not the Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (y) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”).  Each Pledgor authorizes the Agent to file financing statements under the Uniform Commercial Code describing the Collateral and to file appropriate statements with the appropriate jurisdictions describing any other statutory liens held by the Agent.

In no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in (i) the DOE Collateral, (ii) any ACP Grant Purchased Property and (iii) any of such Pledgor’s rights or interests in any license, contract or agreement to which such Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and provided further that any Account or money or other amounts due or to become due to such Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by any Pledgor of any rights of such Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by such Pledgor hereunder in favor of the Agent.

2.2 Security for Secured Obligations.  This Agreement and the Collateral of each Pledgor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all the following liabilities and obligations of the Pledgors: (a) all liabilities and obligations of the Pledgors under the Financing Documents, whether such liabilities and obligations are now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, including, without limitation,  (i) in the case of the Borrowers, all principal of and interest on the Loans, all reimbursement obligations in respect of Letters of Credit and all fees, expenses, indemnities and other amounts payable by the Borrowers under the Credit Agreement or any other Financing Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (ii) in the case of any Guarantor Pledgor, all of its liabilities and obligations as a Guarantor pursuant to its respective Pledgor Guarantee; (b) all Swap Obligations of the Pledgors to extent such Swap Obligations are required or permitted under the Credit Agreement and are due and owing to any Secured Party; and (c) all Banking Services Obligations of the Pledgors; and in each case under (a), (b) and (c) above, (A) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (B) all fees, costs and expenses payable by such Pledgor under Section 8.1 (the liabilities and obligations of the Pledgors described in this Section 2.2, collectively, the “Secured Obligations”).

2.3 Deferred Interests.

(a) Subject to Section 2.3(b), each Pledgor hereby pledges and assigns to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (it being understood that, subject to Section 2.3(b) and Section 2.3(c), the following assets and properties shall also constitute “Collateral” as used in this Agreement):

(i) all Copyright Collateral;

(ii) all Equity Interests in Enrichment;

(iii) after the consummation of a Restructuring Event, all Equity Interests in any Intermediate Holdco;

(iv) all Patent Collateral;

(v) all Trademark Collateral; and

(vi) any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (it being understood that, subject to Section 2.3(b) and Section 2.3(c), the foregoing assets and properties referred to in this clause (v) shall also constitute “Proceeds” as used in this Agreement).

(b) Notwithstanding the provisions of Section 2.3(a) or any of the provisions contained herein or in the Credit Agreement, no Lien upon and security interest in the Deferred Interests shall be deemed to have occurred nor shall any such Lien and security interest be deemed to have attached to or on the Deferred Interests until any of the following events shall have occurred (each a “Deferred Interests Triggering Event”):  (i) Collateral Availability shall fall below an amount equal to $75,000,000 for three (3) consecutive Business Days and the Agent, in its Permitted Discretion, shall have notified the Pledgors that such event constitutes a Deferred Interests Triggering Event, or (ii) an Event of Default shall have occurred and be continuing and the Agent, in its sole discretion, shall have notified the Pledgors that such event constitutes a Deferred Interests Triggering Event.  Immediately upon the occurrence of any Deferred Interests Triggering Event, a Lien on the Deferred Interests consisting of Equity Interests in Enrichment (and after the consummation of a Restructuring Event, Equity Interests in any Intermediate Holdco) and all Proceeds related thereto shall automatically be deemed to have attached in favor of the Agent pursuant to this Section 2.3 without any further action by the Agent or any Pledgor and, on and after the occurrence of such Deferred Interests Triggering Event, the Agent shall be authorized to file financing statements under the Uniform Commercial Code describing the Collateral represented by such Deferred Interests and each Pledgor, as applicable, shall take all necessary actions, including, but not limited to, those required by Sections 4.10, 4.12 and 5.1 herein to complete any required annexes to this Agreement, as promptly as possible (and in no event more than ten (10) days from the occurrence of any such Deferred Interests Triggering Event) as reasonably requested by the Agent at such Pledgor’s expense in order to give the Agent a first priority security interest (subject to Permitted Liens) in the Collateral represented by such Deferred Interests.  Immediately upon the occurrence of any Deferred Interests Triggering Event, a Lien on the Deferred Interests consisting of Copyright Collateral, Patent Collateral, Trademark Collateral and all Proceeds related thereto shall automatically be deemed to have attached in favor of the Agent pursuant to this Section 2.3 without any further action by the Agent or any Pledgor and, on and after the occurrence of such Deferred Interests Triggering Event, the Agent shall be authorized to file financing statements under the Uniform Commercial Code describing the Collateral represented by such Deferred Interests and each Pledgor, as applicable, shall take all necessary actions, including, but not limited to, those required by Sections 4.9, 4.10 and 4.12 herein to complete any required annexes to this Agreement, as promptly as possible (and in no event more than ten (10) days from the occurrence of any such Deferred Interests Triggering Event) as reasonably requested by the Agent at such Pledgor’s expense in order to give the Agent a first priority security interest (subject to Permitted Liens) in the Collateral represented by such Deferred Interests.  As of the date on which a Lien on any Deferred Interests attaches pursuant to this Section 2.3, the Pledgors shall be deemed to have reaffirmed the representations and warranties set forth in Article III with respect to such Deferred Interests.  Notwithstanding anything to the contrary set forth herein, no Lien or security interest in favor of the Agent shall attach or be deemed to attach to, and Agent agrees not to take any action to register, record or file any financing statement or other evidence of a Lien or security interest in, any Patent Collateral, without the prior written consent of the Pledgor that owns, licenses or has the right to use such Patent Collateral (except that no such consent shall be required if a bankruptcy or insolvency proceeding shall have been commenced by or against such Pledgor) if:  (i) the attachment, registration, recordation or filing of such Lien could reasonably be expected to (x) result in a breach or violation of any of the terms or provisions of any license, permit or contractual agreement between such Pledgor and the DOE or any other applicable governmental authority or (y) limit, invalidate or impair such Pledgor’s right to maintain ownership of or license or right to use such Patent Collateral; or (ii) such Patent Collateral includes classified information and the attachment, registration, recordation or filing of such Lien on such Patent Collateral would constitute a breach or violation of such Pledgor’s duty to maintain the confidentiality of such classified information.

(c) Without limiting Section 1.2, in no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in any of such Pledgor’s rights or interests in any license, contract or agreement to which such Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided further that any Account or money or other amounts due or to become due to such Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by any Pledgor of any rights of such Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by such Pledgor hereunder in favor of the Agent.

(d) Except as specifically provided herein or in the Credit Agreement, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Deferred Interests or any interest therein.

2.4 Inventory Account.  Each Pledgor shall establish, in its own name, an Inventory Account to which all Pledgor-owned uranium and SWU Component in the Inventory shall be credited.  The balance of material credited to this Inventory Account shall be reconciled monthly, or more often as may reasonably be requested by the Agent under the Credit Agreement, as part of the Borrowing Base calculation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as follows:

3.1 Ownership of Collateral.  Each Pledgor owns, or has valid rights as a lessee or licensee, or the power to transfer or pledge with respect to, all Collateral (including without limitation, all Deferred Interests which have become Collateral and all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) purported to be pledged by it hereunder, free and clear of any Liens, except for the Liens granted to the Agent for the benefit of the Secured Parties pursuant to this Agreement and except for other Liens permitted pursuant to Section 6.02 of the Credit Agreement (“Permitted Liens”).  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral (including without limitation, all Deferred Interests which have become Collateral and all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Agent as secured party and Uniform Commercial Code financing statements which have been terminated, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Agent as secured party and (iii) as may be otherwise permitted by the Credit Agreement.

3.2 Security Interests; Filings.  This Agreement, together with (i) the filing of duly completed and authorized Uniform Commercial Code financing statements (A) naming each Pledgor as debtor, (B) naming the Agent as secured party, and (C) describing the Collateral, in the jurisdictions set forth with respect to such Pledgor on Annex B hereto, (ii) when the Lien on the Deferred Interests attaches pursuant hereto, the filing of duly completed and executed assignments in the forms set forth as Exhibits B, C and D with the U.S. Copyright Office or the U.S. Patent and Trademark Office, and, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral and Trademark Collateral of each Pledgor, as the case may be, (iii) the registration of transfer thereof to the Agent on the issuer’s books or the execution by the issuer or securities intermediary (as applicable) of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code with regard to uncertificated securities and Investment Property (other than certificated securities) included in the Collateral, and (iv) the delivery to the Agent of all certificated securities (including without limitation, certificated securities evidencing the Equity Interests in Enrichment (and upon the consummation of a Restructuring Event, the Equity Interests in any Intermediate Holdco) if and when the Lien on such Deferred Interests attaches) and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Agent, for the benefit of the Secured Parties, to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code by reason of Sections 9-309, 9-310, 9-311 and 9-312 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code (it being specifically noted that the Agent may at its option, but shall not be required to, require, subject to the limitations set forth in Sections 3.10 and 4.11 hereof, that any bank or other depository institution at which a Deposit Account is maintained enter into a written agreement in form reasonably satisfactory to the Agent or take such other action as may be required by law to perfect the security interest of the Agent in such Deposit Account and the funds therein).  None of the Equipment is covered by any certificate of title, except for Equipment consisting of motor vehicles.

3.3 Locations.  Annex C lists, as to each Pledgor, (i) the addresses of its chief executive office, each other place of business and for any Pledgor which is organized under the laws of any state, its state of registration and registration I.D. number, (ii) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of such Pledgor are maintained, and (iii) the address of each location at which any Inventory or Equipment owned by such Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory which, in the ordinary course of business, is in transit (A) from a supplier to a Pledgor, (B) between locations listed on Annex C, or (C) to customers or processors.  Except as may be otherwise noted therein, all locations identified in Annex C are leased by the applicable Pledgor.  No Pledgor presently conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex C, and no Pledgor has entered into any contract or granted any Lien within the past five (5) years under any name other than its legal name or a trade or fictitious name indicated on Annex C.  Each trade or fictitious name is a trade name and style (and not the name of an independent corporation or other legal entity) by which a Pledgor may identify and sell certain of its goods or services and conduct a portion of its business; all related Accounts are owned solely by the applicable Pledgors and are subject to the Liens and other terms of this Agreement; and in no event shall a Pledgor assert that products invoiced under the name of any trade or fictitious name that are subject to a dispute with Customers are not subject to the terms of this Agreement as though such trade or fictitious name did not exist.

3.4 Authorization; Consent.  No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Agent provided for herein, or the exercise by the Agent of its rights and remedies hereunder, except for (i) the filings and actions described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Agent of a notice of assignment in accordance with the federal Assignment of Claims Act of 1940, as amended, (iii) in the case of Equity Interests, such filings and approvals as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally, (iv) consents and approvals, if any, required from the Department of Energy in its capacity as owner of the plants in connection with the exercise of remedies hereunder under circumstances where none of the Pledgors remained in control of such plants or in control of the portion of such plants where Collateral is located, and (v) the other consents and approvals described in Section 8.16.

3.5 No Restrictions.  There are no statutory or regulatory restrictions, prohibitions or limitations on any Pledgor’s ability to grant to the Agent a Lien upon and security interest in the Collateral (including without limitation, all Deferred Interests which have become Collateral and all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) pursuant to this Agreement or (except for the provisions of the federal Assignment of Claims Act of 1940, as amended, or applicable regulatory limitations on access to U.S. Government-owned facilities) the exercise by the Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral) except for the restrictions described in Section 8.16, and there are no contractual restrictions, prohibitions or limitations on any Pledgor’s ability so to grant such Lien and security interest or on the exercise by the Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral).

3.6 Eligible Receivables.

(a) All Eligible Receivables owned by the Pledgors on the Effective Date constitute bona fide Receivables arising in the ordinary course of business, the amount of which is actually owing and payable to the Pledgors in the ordinary course of business.  All such Eligible Receivables, net of a bad debt reserve determined in accordance with generally accepted accounting principles, are collectible in accordance with their terms.

(b) Each Eligible Receivable arising after the Effective Date shall be on the date of its creation a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum, to the extent, set forth in the invoice relating thereto; none of the transactions underlying or giving rise to any such Eligible Receivable shall violate any laws or regulations, and all documents relating to any such Eligible Receivable shall be legally sufficient under such laws or related regulations applicable to such Pledgor or Customer and are legally enforceable in accordance with their terms; no agreement under which any deduction or offset of any kind, other than normal trade discounts and discounts granted by a Pledgor in the ordinary course of its business in accordance with its historical practices, have been granted by such Pledgor, at or before the time such Eligible Receivable was created; all documents and agreements relating to such Eligible Receivable shall be true and correct and in all respects what they purport to be; to the best of such Pledgor’s knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Eligible Receivable are genuine and all signatories and endorsers shall have full capacity to contract; and such Eligible Receivable is not evidenced by Chattel Paper or an Instrument, or if so, such Chattel Paper or Instrument shall be duly endorsed to the order of the Agent and delivered to the Agent to be held as Collateral hereunder.

3.7 Equity Interests.  The Equity Interests required to be pledged hereunder (other than the Equity Interests in Enrichment and any Intermediate Holdco) by each Pledgor that owns any such Equity Interests consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Equity Interests (in the case of issuers other than corporation) as described beneath such Pledgor’s name in Annex A.  As of the date on which the Lien on the Deferred Interests attaches as provided in Section 2.3(b), the Equity Interests in Enrichment (and upon the consummation of a Restructuring Event, the Equity Interests in any Intermediate Holdco) required to be pledged hereunder will consist of the number and type of shares of capital stock as described on Annex A to the Pledge Amendment (as defined below) executed and delivered by the Parent or Intermediate Holdco, as applicable, to the Agent pursuant to Section 5.1(b).  All of the Equity Interests (including without limitation, all Equity Interests constituting Deferred Interests) shall have been duly and validly issued and are fully paid and nonassessable and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer other than as may be permitted under the Credit Agreement, except for the restrictions described in Section 8.16.

3.8 Intellectual Property.  Concurrently with the execution and delivery of this Agreement by the Pledgors, the Pledgors have delivered to the Agent a schedule of material Patents and Trademarks, which schedule correctly sets forth all material registered Patents and Trademarks owned by the Pledgors (other than Patents and Trademarks, the subject matter of which is “classified” for reasons of national security or foreign policy) as of the date hereof.  As of date on which the Lien on the Deferred Interests attaches pursuant hereto, Annexes D, E and F correctly set forth all registered Copyrights, Patents and Trademarks owned by any Pledgor as of the date thereof and used or proposed to be used in its business.  Except to the extent set forth on Schedule 3.09(b) to the Credit Agreement, as of the date hereof and as of the date on which the Lien on such Deferred Interests attaches, each Pledgor owns or possesses the valid right to use all Copyrights, Patents and Trademarks material to its business and, to the best of such Pledgor’s knowledge, the use thereof by the Pledgors does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  As of the date hereof and as of the date on which the Lien on the Deferred Interests attaches, all Copyrights, Patents and Trademarks (a) have been duly registered in, filed in or issued by the United States Patent and Trademark Office or other corresponding offices of other applicable jurisdictions, where such registration or filing is commercially reasonable, the subject matter of the Patent or Trademark is not “classified” for reasons of national security or foreign policy, and registration and filing is permitted by applicable law or regulation, and (b) have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States or in each such other jurisdiction, as applicable, except, in each case, for such Patents, Trademarks or Copyrights which, as reasonably determined by the Pledgors consistent with prudent and commercially reasonable business practices (x) are not material to the business of the Pledgors or (y) the Pledgors have abandoned prior to the date on which the Lien on such Deferred Interests attaches.

3.9 Documents of Title.  No material bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business to a location set forth on Annex C or to a Customer of a Pledgor, or to a Fabricator or other nuclear fuel processor.

3.10 Deposit Accounts and Securities Accounts.  Annex H correctly sets forth all Deposit Accounts and Securities Accounts of each Pledgor.  Each such Deposit Account (other than Excluded Accounts) is covered by a deposit account control agreement in favor of the Agent, in form and substance satisfactory to the Agent.  Each Securities Account of any Pledgor is covered by a securities account control agreement in favor of the Agent, in form and substance satisfactory to the Agent.

ARTICLE IV

COVENANTS

4.1 Use and Disposition of Collateral.  So long as no Event of Default shall have occurred and be continuing, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Financing Documents, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that no Pledgor will sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Credit Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Agent).  Nothing herein shall preclude any Borrower from swapping Inventory for comparable material of equal or greater value in the ordinary course of business.

4.2 Change of Name, Locations, etc.  No Pledgor will (i) change its name, or, if applicable, the state in which it is registered, (ii) change its chief executive office from the location thereof listed on Annex C, (iii) except as permitted by Section 4.6, remove any Collateral (other than goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C, or keep or maintain any Collateral at a location not listed on Annex C, unless in each case such Pledgor has (A) given fifteen (15) days’ prior written notice to the Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Agent may reasonably request, and (B) delivered to the Agent fifteen (15) days prior to any such change or removal of such documents, instruments and financing statements as may be required under applicable law, all in form and substance reasonably satisfactory to the Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Agent (including, at the request of the Agent, delivery of opinions of counsel reasonably satisfactory to the Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2.

4.3 Records; Inspection.

(a) Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Agent from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Agent may reasonably request.

(b) In addition to the rights of inspection of the Agent and the Lenders under Section 5.04 of the Credit Agreement and subject to the provisions of Section 9.12 of the Credit Agreement, each Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, to the extent permitted under Section 5.04 of the Credit Agreement, make available to the Agent or any Lender for inspection and review at such Pledgor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Agent shall reasonably request).  At the request of the Agent, each Pledgor will legend, in form and manner reasonably satisfactory to the Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Agent and that the Agent has a security interest therein.  The Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and each Pledgor agrees to furnish all such reasonable assistance and information as the Agent may require in connection therewith, provided that, so long as no Event of Default shall have occurred and be continuing, any such verification shall be conducted either by the Borrower’s independent public accountants in the name of the Pledgor or in such other manner so as not to disclose the Agent’s identity or interest in the Collateral.

4.4 Accounts.

(a) Upon the occurrence and continuance of an Event of Default, each Pledgor shall, at the request of the Agent, take such action as the Agent may deem necessary or advisable (within applicable laws) to enforce collection of its Accounts.  No Pledgor shall, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account.  In each Borrowing Base Certificate delivered pursuant to Section 5.01(g) of the Credit Agreement, the Pledgors shall inform the Agent of any material disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto, where the Pledgors reasonably believe that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

(b) Except to the extent otherwise permitted under the Credit Agreement or any other Financing Document, each Pledgor will, at its own cost and expense, (i) arrange for remittances on Accounts to be made directly to lockboxes designated by the Agent which shall be in the name of the Agent and subject to control by the Agent or in such other manner as the Agent may direct, and (ii) promptly deposit, or cause to be deposited, all payments received by such Pledgor on account of Accounts and the Proceeds of other Collateral or from the sale or other disposition of assets permitted pursuant to the Credit Agreement, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Collection Account, in precisely the form received (but with any endorsements of such Pledgor necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by such Pledgor for and as the Lenders’ property and shall not be commingled with such Pledgor’s other funds.  All remittances and payments that are deposited in accordance with the foregoing will be applied by the Agent in accordance with Section 2.08(b) of the Credit Agreement.  The Agent shall have the right (whether or not during the continuance of an Event of Default) to take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other instruments relating to any Collateral.  Upon the occurrence and continuance of an Event of Default, the Agent shall have the right to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Pledgor, and the Agent may send a notice of assignment and/or notice of the Agent’s security interest to any and all customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect Accounts and/or take possession of the Collateral and the books and records relating thereto.

(c) Pursuant to clause (i) of the definition of “Eligible Receivables” set forth in the Credit Agreement, Accounts owing from the United States government or any agency or department thereof, including without limitation, the DOE and the Tennessee Valley Authority, shall, in the Agent’s Permitted Discretion, not constitute Eligible Receivables unless the Agent shall have received such documentation from the Pledgors as the Agent shall in its Permitted Discretion upon reasonable prior notice to the Pledgors require to enable the Agent to make all filings necessary to comply with the Federal Assignment of Claims Act of 1940, as amended with respect to each contract under which such Accounts arise (such documentation being the “FACA Documents”).  In the event that the Pledgors have executed and delivered to the Agent any FACA Documents in respect of any contract and Availability shall fall below $35,000,000 for three (3) consecutive Business Days or any Event of Default shall occur and be continuing, the Agent shall be entitled to file such FACA Documents with the applicable Governmental Authorities and, upon such filing, to direct such Governmental Authorities to make all payments in respect of such Accounts directly to the Agent for application to the Secured Obligations as provided in this Agreement.  The Pledgors agree to execute and deliver such other documents and take or cause to be taken such other actions as the Agent may reasonably request in connection with any such filing of FACA Documents pursuant to this paragraph.

4.5 Instruments.  Each Pledgor agrees that if any Collateral shall at any time be evidenced by a promissory note, tangible Chattel Paper or other Instrument (other than checks or other Instruments for deposit in the ordinary course of business), the same shall promptly be duly endorsed to the order of the Agent and delivered to the Agent to be held as Collateral hereunder.

4.6 Inventory and Equipment.  Each Pledgor will, in accordance with sound business practices, maintain all Equipment and Eligible Inventory held by it or on its behalf in good repair and working and saleable or useable condition, except for ordinary wear and tear in respect of the Equipment.  Unless an Event of Default has occurred and is continuing and the Agent has instructed the Pledgors otherwise, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Financing Documents, process, use, ship, deliver and, in the ordinary course of business or as otherwise permitted under the Credit Agreement, sell, transfer, lease or otherwise dispose of its Inventory.  Without limiting the generality of the foregoing, each Pledgor agrees that it shall not permit any Inventory to be in the possession of any bailee, warehouseman, agent or processor (but not including agents engaged for the sole purpose of transporting Inventory) at any time unless such Pledgor shall have utilized commercially reasonable efforts to have notified such bailee, warehouseman, agent or processor of the security interest created by this Agreement and to have obtained, at such Pledgor’s sole cost and expense, a written agreement by such person to hold such Inventory subject to the security interest created by this Agreement and the instructions of the Agent and to waive and release any Lien (whether arising by operation of law or otherwise) such person may have with respect to such Inventory, such agreement to be in form and substance reasonably satisfactory to the Agent.  Each Pledgor further agrees that its Eligible Inventory will be produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended, if such Inventory is produced by Pledgor in the United States.  No Pledgor will, without the Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Pledgor’s Equipment constituting Collateral.

4.7 Taxes.  Each Pledgor will, to the extent required under Section 5.07 of the Credit Agreement, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims for taxes, assessment, governmental charges or levies that, if unpaid, might become a Lien upon any of the Collateral.

4.8 Insurance.

(a) Each Pledgor will maintain and pay for, or cause to be maintained and paid for, with financially sound and reputable insurance companies, insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is required pursuant to Section 5.02 of the Credit Agreement.

(b) Each Pledgor hereby irrevocably makes, constitutes and appoints the Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(c) If any Pledgor fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Agent may, without waiving or releasing any obligation or Default, at such Pledgor’s expense, but without any obligation to do so, procure such policies or pay such premiums.  All sums so disbursed by the Agent, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable by the Pledgors to the Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

(d) Each Pledgor will deliver to the Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies.  Such Pledgor will deliver to the Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder (or issuance of a replacement policy from another insurance company meeting the requirements of this Section 4.8) plus such other evidence of payment of premiums therefor as the Agent may request.  Upon the reasonable request of the Agent from time to time, each Pledgor will deliver to the Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

4.9 Intellectual Property.

(a) Promptly following the Agent’s request from time to time, the Pledgors shall deliver to the Agent an updated schedule of material Patents and Trademarks, which schedule shall correctly set forth all material registered Patents and Trademarks owned by the Pledgors; provided, however that, for so long as Collateral Availability exceeds an amount equal to $75,000,000, such requests shall be limited to one time each fiscal year; and provided further, that, if an Event of Default shall have occurred and be continuing, the Agent may request such updated schedules as often as the Agent may, in its Permitted Discretion, determine to be appropriate.  As of the date on which the Lien on the Deferred Interests attaches, each Pledgor will, at its own expense, execute and deliver a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits B, C and D, as applicable, with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.8 hereof), as the case may be of such Pledgor, described in Annexes D, E and F hereto.  In the event that after such date any Pledgor shall acquire any registered Copyright Collateral, Patent Collateral or Trademark Collateral or effect any registration of any such Copyright Collateral, Patent Collateral or Trademark Collateral or file any application for registration thereof, within the United States, such Pledgor shall promptly furnish written notice thereof to the Agent together with information sufficient to permit the Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Agent to) modify this Agreement, as appropriate, by amending Annex D, E or F hereto or to add additional exhibits hereto to include any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.8 hereof) that becomes part of the Collateral under this Agreement, and such Pledgor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within ten (10) days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits B, C and D, as applicable, together in all instances with any other agreements, instruments and documents that the Agent may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyright Collateral, Patent Collateral and Trademark Collateral, and each Pledgor hereby appoints the Agent its attorney-in-fact, upon the occurrence and the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.  In that connection, each Pledgor shall also execute and deliver on the date on which the Lien on the Deferred Interests attaches, such number of Special Powers of Attorney in the form of Annex I hereto as may be reasonably requested by the Agent.

(b) The Pledgors shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the business of the Pledgors to which any such applications pertain, and do all acts (or refrain from doing all acts), in any such instance, reasonably necessary to preserve and maintain all material rights in Patents, Trademarks or Copyrights, unless such Patents, Trademarks or Copyrights are not material to the business of the Pledgors, as reasonably determined by the Pledgors consistent with prudent and commercially reasonable business practices.

(c) From and after the date on which the Lien on the Deferred Interests attaches, each Pledgor shall notify the Agent promptly if it knows or has reason to know that any material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding such Pledgor’s ownership of any material Patent Collateral, Trademark Collateral or Copyright Collateral, its right to register the same, or to keep and maintain the same.

(d) From and after the date on which the Lien on the Deferred Interests attaches, in the event that any Collateral consisting of a material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of any Pledgor’s business is believed infringed, misappropriated or diluted by a third party, such Pledgor shall notify the Agent promptly after it learns thereof and shall, if consistent with the exercise of reasonable business judgment and applicable laws, regulations and agreements to which the applicable Pledgor is a party, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(e) From and after the date on which the Lien on the Deferred Interests attaches, upon the occurrence and during the continuance of any Event of Default, each Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each material License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of such Pledgor’s right, title and interest thereunder to the Agent or its designee.

4.10 Delivery of Collateral.  All certificates or instruments representing or evidencing any material Account, Equity Interest or other Collateral delivered to the Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Agent, and in each case such other instruments or documents as the Agent may reasonably request.

4.11 Deposit and Collection Procedures.

(a) Each Pledgor agrees that, upon the creation of a new Deposit Account (other than an Excluded Account or any account which is part of the DOE Collateral) or any new Securities Account, it will immediately enter into a control agreement in favor of the Agent for such Deposit Account or Securities Account, as applicable, in form and substance satisfactory to the Agent.  Subject to the foregoing exceptions, no Proceeds of Accounts will be deposited in or at any time transferred to such a Deposit Account other than such a Deposit Account covered by a control agreement in favor of the Agent in form and substance reasonably satisfactory to the Agent; provided that in no event shall any Proceeds of Accounts be deposited in or at any time transferred to any account which is part of the DOE Collateral.  Nothing contained in this Section 4.11 shall prohibit the Pledgors from making any pledges or deposits permitted by the Credit Agreement.

(b) The Agent shall have the right at any time to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral.  Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided.  The Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Agent.  The Agent shall have the right to (and, if directed by the Required Revolving Lenders pursuant to the Credit Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in 2.08(b) of the Credit Agreement, unless an Event of Default shall have occurred and be continuing, in which case, amounts shall be applied in accordance with Section 2.16(b) of the Credit Agreement.  Collateral Accounts shall be promptly liquidated and all monies credited thereto shall be paid over to the Pledgor(s) once the Secured Obligations have been paid or reimbursed in full or cash collateralized.  Thereafter, cash proceeds of Collateral need not be paid into Collateral Accounts unless and until another Loan or Letter of Credit is requested.

(c) The Agent shall have the right at any time to originate instructions to any or all depository institutions with which any Deposit Accounts are maintained and any or all securities intermediaries with which any Securities Accounts are maintained, including without limitation, instructions to terminate the Pledgors’ access (if any) to such Deposit Accounts or Securities Accounts and instructions to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or Securities Accounts or deposited or received for deposit thereafter to the Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Agent, for application to the Secured Obligations as provided herein.

4.12 Protection of Security Interest.  Each Pledgor agrees that it will use commercially reasonable efforts, at its own cost and expense, to take any and all actions necessary to warrant and defend the right, title and interest of the Agent and Secured Parties in and to the Collateral against the claims and demands of all other persons.

4.13 Control of Investment Property and Electronic Chattel Paper.  If any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, each applicable Pledgor will notify the Agent thereof and will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property and as may be otherwise necessary or deemed appropriate by the Agent to perfect the security interest of the Agent therein.  If any Account of any Pledgor would constitute “electronic chattel paper” as defined under the Uniform Commercial Code, each Pledgor will promptly notify the Agent and will take such other steps as may be necessary or deemed appropriate by the Agent to give the Agent “control” over such electronic chattel paper (within the meaning of Section 9-105 of the Uniform Commercial Code).

4.14 Supplements to Schedules and Annexes.  The Credit Parties shall, from time to time (including, without limitation, in connection with any reaffirmation by the Pledgors of the representations and warranties made by any Pledgor hereunder or under any Financing Document), and upon the reasonable request of the Agent, amend or supplement in writing and deliver to the Agent revisions of and supplements to the Annexes and schedules hereto to the extent necessary to disclose new or changed facts or circumstances arising after the Effective Date, which, if existing or occurring on such date, would have been required to be set forth or described in such Annex or schedule hereto; provided that (i) in connection with any amendment or supplement to Annex A, the Credit Parties shall comply with Section 5.1(b), (ii) in connection with any amendment or supplement to Annex B, the Credit Parties shall provide the Agent at least fifteen (15) days’ advance notice of any such amendment or supplement (or such shorter period as the Agent may approve), shall comply with Section 4.2 and shall take any other action reasonably requested by Agent in connection therewith to maintain the Lien of Agent on the Collateral after giving effect to such amendment or supplement, (iii) in connection with any amendment or supplement to Annex H, the Credit Parties shall provide the Agent at least fifteen (15) days’ advance notice of any such amendment or supplement (or such shorter period as the Agent may approve), shall comply with Sections 3.10 and 4.11 and shall take any other action reasonably requested by Agent in connection therewith to maintain the Lien of Agent on the Collateral after giving effect to such amendment or supplement, (iv) in connection with any amendment or supplement to Annex C, the Credit Parties shall comply with Section 4.2, (v) in connection with any amendment or supplement to Annexes D, E or F, the Credit Parties shall comply with Section 4.9(a), and (vi) no such amendment or supplement to any such Annex shall constitute a waiver of any Default or Event of Default in existence on or prior to the date of such amendment or supplement.  Any reference to an Annex or schedule in this Agreement shall refer to such Annex as amended or supplemented from time to time in accordance with this Section 4.14.

ARTICLE V

CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

5.1 Ownership; After-Acquired Equity Interests.

(a) Except as otherwise permitted under Section 6.03(c) of the Credit Agreement or in connection with any Restructuring Event, each Pledgor will cause the Equity Interests pledged by it hereunder (including without limitation, all Equity Interests constituting Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) to constitute at all times 100% of the capital stock or other Equity Interests in each issuer held by such Pledgor thereof, such that the issuer thereof shall be a wholly owned subsidiary of such Pledgor, provided that (i) in no event shall the Parent cease to own, directly or indirectly through one or more Guarantor Pledgors, 100% of the Equity Interests in Enrichment and (ii) if, after giving effect to any transaction permitted by Sections 6.03(c) of the Credit Agreement or in connection with any Restructuring Event, any Equity Interests of any issuer pledged hereunder are held by any Subsidiary which is not a Pledgor, the Parent shall cause such Subsidiary to execute and deliver a Pledgor Guarantee and a Pledgor Addendum pursuant to which such Subsidiary shall become a Pledgor hereunder and grant a first priority Lien in favor of the Agent on the Collateral of such Subsidiary, including without limitation, all such Equity Interests (subject, in the case of any Equity Interests constituting Deferred Interests, to Section 2.3). Unless the Agent shall have given its prior written consent, no Pledgor will cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any nature to any person other than such Pledgor, or cause, permit or consent to the admission of any other person as a stockholder, partner or member of any such issuer.

(b) If any Pledgor shall, at any time and from time to time (or, in the case of any Equity Interests constituting Deferred Interests, if any Pledgor shall, at any time and from time to time from and after the occurrence of a Deferred Interests Triggering Event), acquire any additional capital stock or other Equity Interests in any person of the types described in the definition of the term “Equity Interests” (including, without limitation, pursuant to any transaction permitted by Section 6.03(c) of the Credit Agreement or in connection with any Restructuring Event), the same shall be automatically deemed to be Equity Interests, and shall be deemed to be pledged to the Agent pursuant to Section 2.1 or, in the case of Equity Interests constituting Deferred Interests, pursuant to Section 2.3, and such Pledgor will forthwith pledge and deposit the same with the Agent and deliver to the Agent any certificates or instruments therefor, together with the endorsement of such Pledgor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Agent, together with such other certificates and instruments as the Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a “Pledge Amendment”) in respect thereof.  Each Pledgor hereby authorizes the Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof, provided that the failure of any Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Agent in such Collateral or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto.

(c) If any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Agent thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a direct or indirect subsidiary of the Parent) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Agent to perfect the security interest of the Agent therein.

5.2 Voting Rights.  So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests (subject to its obligations under Section 5.1) which have become Collateral, and for that purpose the Agent will execute and deliver or cause to be executed and delivered to each applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that no Pledgor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Financing Document, or have the effect of impairing the position or interests of the Agent or any other Secured Party in such Collateral.

5.3 Dividends and Other Distributions.  Except as provided otherwise herein or in the Credit Agreement, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests which have become Collateral shall be paid to the Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations).  The Agent shall also be entitled at all times to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests which have become Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization.  All interest, income, dividends, distributions or other amounts that are received by any Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsements).

ARTICLE VI

REMEDIES

6.1 Remedies.  If an Event of Default shall have occurred and be continuing, the Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Financing Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

(a) To notify any or all account debtors or obligors under any Accounts or other Collateral of the security interest in favor of the Agent created hereby and to direct all such persons to make payments of all amounts due thereon or thereunder directly to the Agent or to an account designated by the Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

(b) To receive, open and properly dispose of all mail addressed to any Pledgor concerning Accounts and other Collateral and to notify the appropriate postal authority to change the mailing or delivery address of such mail; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;

(c) [reserved];

(d) Subject to applicable law and regulation, to transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(e) Subject to applicable law and regulation, to require any Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and to the extent permitted by applicable law make it available to the Agent at a place designated by the Agent and each Pledgor further agrees that the Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale;

(f) To the extent permitted by applicable law, to enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Agent or any designated agent for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral;

(g) Subject to applicable law and regulation, to exercise, but only at the request of Required Lenders, to the extent permitted by applicable law, (i) all voting, consensual and other rights and powers pertaining to the Equity Interests (whether or not transferred into the name of the Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Pledgor or the Agent of any right, privilege or option pertaining to such Equity Interests), and in connection therewith, the right to deposit and deliver any and all of the Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, and give all consents, waivers and ratifications in respect of the Equity Interests, all without liability except to account for any property actually received by it, but the Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Agent, upon request, all such proxies and other instruments as the Agent may reasonably request to enable the Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY EQUITY INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT.  Each of Enrichment and NAC International agrees that, notwithstanding anything to the contrary set forth in Article V, Section 6 of its bylaws, it will recognize the security interest and the rights and remedies of the Agent under this Agreement, including without limitation, the right of the Agent to exercise the remedies set forth in Sections 6.1(d) and (h) and in this Section 6.1(g) upon the occurrence and during the continuance of an Event of Default; and

(h) Subject to applicable law and regulation, to sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Equity Interests may be listed, at public or private sale, at any of the Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory.  If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral.  In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives, to the fullest extent permitted under applicable law, all rights of redemption, stay or appraisal, and all rights to require the Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted.  No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral.  If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Agent shall give the applicable Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable.  The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.  The Agent shall, to the extent required by applicable laws, comply with any applicable state or federal law requirements in connection with the sale or other disposition of the Collateral and each Pledgor agrees that such compliance is commercially reasonable.  The Agent may sell or otherwise dispose of the Collateral without giving any warranties, specifically disclaiming any warranties of title or the like and each Pledgor agrees that such disclaimer is commercially reasonable.

Notwithstanding anything to the contrary set forth herein, in no event shall, by virtue of this Agreement, any person or entity that is a “foreign person” or a “contravening person,” in each case, as defined below, (i) have any beneficial ownership interest in, or control of, any Equity Interests in Enrichment (or its successor) or (ii) exercise any rights and remedies hereunder with respect to the Equity Interests in Enrichment (or its successor) (x) that is inconsistent with or in violation of the regulations, rules or restrictions of any Governmental Authority that exercises regulatory power over Enrichment, its business, operations or assets or (y) that could jeopardize Enrichment’s continued operations, including, without limitation, pursuant to licenses issued by any Governmental Authority.  For purposes of this paragraph, “foreign person” shall mean (i) an individual who is not a citizen of the United States of America; (ii) a partnership in which any general partner is a foreign person or the partner or partners having a majority interest in partnership profits are foreign persons; (iii) a foreign government or representative thereof; (iv) a corporation, partnership, trust, company, association or other entity organized or incorporated under the laws of a jurisdiction outside of the United States and (v) a corporation, partnership, trust, company, association or other entity that is controlled, directly or indirectly, by any one or more of the foregoing.  For purposes of this paragraph, “contravening person” shall mean (i) any person or entity incorporated, organized or having its principal place of business outside of the United States that is in the business of (x) enriching uranium for use by nuclear reactors or (y) creating a fissile product capable of use as a fuel source for nuclear reactors in lieu of enriched uranium or (ii) any Affiliate of any person or entity described in clause (i) of this definition; or (iii) any person or entity having a significant commercial relationship with any person or entity described in clauses (i) or (ii) of this definition.

6.2 Application of Proceeds.

(a) All Proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder following the occurrence and during the continuance of an Event of Default shall be applied in accordance with Section 2.16(b) of the Credit Agreement

(b) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Secured Party that has entered into a Swap Obligation with any Pledgor or provided any cash management services to any Pledgor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Swap Obligations or Banking Services Obligations owed to such Secured Party.  Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Swap Obligations or Banking Services Obligations or Secured Obligations in respect thereof are in existence between any Secured Party and any Pledgor.

(c) Each Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Secured Obligations.  Upon any sale of any Collateral hereunder by the Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt by the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

6.3 [Reserved].

6.4 Grant of License.  To the extent permitted by applicable law and solely for the purpose of enabling the Secured Parties to exercise rights and remedies under Article VI, and at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of each Pledgor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license or sublicense by the Agent shall be exercised, at the option of the Agent, and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

6.5 Private Sales.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Agent may be compelled, with respect to any sale of all or any part of the Equity Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more persons who will represent and agree, among other things, to acquire such Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Equity Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Equity Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration.  Each Pledgor hereby waives any claims against the Agent or any other Secured Party arising by reason of the fact that the price at which any Equity Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer such Equity Interests to more than one offeree.

(b) Each Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

6.6 Waivers.  Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the other Financing Documents) or to require the Agent to pursue any third party for any of the Secured Obligations.

ARTICLE VII

THE AGENT

7.1 The Agent; Standard of Care.  The Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof and the other Financing Documents.  The obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Financing Documents, are only those expressly set forth in this Agreement and the other Financing Documents.  The Agent, to the extent required under the Credit Agreement, shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement.  The powers conferred on the Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for treatment of the Collateral in its possession in the same manner as that which the Agent, in its individual capacity, accords its own property of a similar nature for its own account, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.  Neither the Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

7.2 Further Assurances; Attorney-in-Fact.

(a) Each Pledgor hereby authorizes the Agent to sign (to the extent the Pledgor’s signature is required thereon) and file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Pledgor (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state); provided that, promptly following the filing thereof, the Agent shall provide the Pledgors with a copy of any initial financing statement filed by the Agent or any amendment to any initial financing statement which changes the collateral description set forth therein; provided, further, that the Agent’s failure to do so shall not impair or limit the validity or effectiveness of any such initial financing statement or amendment. The Pledgor further agrees to execute and deliver to the Agent such additional conveyances, assignments, agreements and instruments as the Agent may reasonably require under applicable law to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder.

(b) Each Pledgor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clauses (ii), (iv) and (vii) below which may be taken by the Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Pledgor under Section 4.8 and direct the payment of proceeds thereof to the Agent;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become Secured Obligations of the Pledgors to the Agent, due and payable immediately and without demand (provided that the Agent shall not pay any tax obligation being contested by the Pledgors as indicated on Schedule 3.05 of the Credit Agreement);

(v) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement; and

(vii) to sign the name of such Pledgor on (to the extent the Pledgor’s signature is required thereon) and to file any financing statement, continuation statement, notice or other similar document that, in the Agent’s Permitted Discretion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement;

(c) If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 8.1.

ARTICLE VIII

MISCELLANEOUS

8.1 Indemnity and Expenses.  The Pledgors agree jointly and severally:

(a) to indemnify and hold harmless the Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) to pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article VI), under any of the other Financing Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof.  The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination or expiration of all Letters of Credit under the Credit Agreement, the termination of the Commitments under the Credit Agreement and the termination of this Agreement or any other Financing Document.

8.2 No Waiver.  The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Financing Documents are cumulative and in addition, to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Financing Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3 Pledgors’ Obligations Absolute.  Until such time as this Agreement terminates pursuant to Section 8.6, each Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected (unless agreed to by the parties hereto) by reason of any of the following, whether or not such Pledgor has knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any Pledgor Guarantee, any other Financing Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Credit Agreement, any Pledgor Guarantee, any other Financing Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of Pledgors hereunder or the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor;

(iv) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Secured Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under the Financing Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower, any other Pledgor or any other person directly or indirectly liable for any Secured Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of the Borrowers or any other person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrowers, any Pledgor or a surety or guarantor generally, other than the occurrence of all of the following:  (x) the payment in full of the Secured Obligations, (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses (x), (y) and (z) above, collectively, the “Termination Requirements”).

8.4 Enforcement.  By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Agent, acting upon the instructions or with the consent of the Lenders to the extent provided for in the Credit Agreement, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

8.5 Amendments, Waivers, etc.  No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Section 9.02 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.6 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival.  This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements, (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and, subject to Section 8.4, be enforceable by each Secured Party and its successors and assigns.  Upon any sale, lease, transfer or other disposition by any Pledgor of any Collateral (including, without limitation, any ACP Property) in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Financing Document, or any amendment or waiver hereunder or thereunder, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, upon any Pledgor ceasing to be a Guarantor pursuant to a transaction so permitted, the Lien and security interest created by this Agreement in any Collateral of such Pledgor shall be automatically released and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession).  All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment or Pledgor Addendum.

8.7 Additional Pledgors.  Each Pledgor recognizes that the provisions of the Credit Agreement require persons that become Material Subsidiaries of the Parent (other than a Foreign Subsidiary), and that are not already parties hereto, to execute and deliver a Pledgor Addendum, whereupon each such Person shall become a Pledgor hereunder with the same force and effect as if originally a Pledgor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Agent’s actions in effecting the same or in releasing any Pledgor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Pledgor or any other Pledgor.

8.8 Notices.  All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in (i) in the case of the Borrowers or the Agent, the Credit Agreement and (ii) in the case of any other Pledgor, its Pledgor Guarantee.

8.9 Applicable Law.  THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, BUT IN ANY EVENT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.10 Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.11 Construction.  The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

8.12 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

8.13 Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Pledgor hereby submits for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such Pledgor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 8.8.  The Agent may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction.

8.14 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15 Qualifications Regarding Pledgor Disclosures.  Notwithstanding anything to the contrary set forth herein, in no event shall any Pledgor be required to provide in any annex, exhibit or schedule hereto, or in response to any disclosure required hereunder, any information that is “classified” for reasons of national security or foreign policy under applicable laws, and each of the Pledgors’ representations and warranties hereunder and the annexes, exhibits and schedules hereto are so qualified.

8.16 Certain Regulatory Restrictions.  Notwithstanding anything to the contrary set forth herein, certain rights, remedies and powers provided the Agent in this Agreement, such as (a) actions by the Agent that would constitute a direct or indirect transfer of control of one or more Permits (as defined below), within the meaning of Section 184 of the Atomic Energy Act of 1954, as amended, and (b) actions (other than acquiring title or ownership to Inventory by foreclosure or otherwise pursuant to existing general licenses from the NRC issued to and generally available for use by any person) that involve taking possession or controlling the use of nuclear materials or facilities for which a Permit is required, are subject to regulatory restrictions that may require the Agent to obtain the prior written consent or approval of the NRC, and all provisions of this Security Agreement shall be limited to conform with such restrictions.  For purposes hereof, “Permits” means permits, licenses, certificates, approvals and other authorizations issued by the NRC, or by a state agency exercising NRC’s authority under an agreement with the NRC.

8.17 Restatement.  As of the date hereof, the terms conditions, agreements, covenants, representations and warranties set forth in the Existing Security Agreement are hereby amended, restated, replaced and superseded in their entirety by this Agreement, provided that nothing herein shall impair or adversely affect the continuation of the liability and obligations of the Pledgors under the Existing Security Agreement, as amended and restated hereby, and nothing herein shall be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations and liabilities of the Pledgors arising under the Existing Security Agreement, as amended and restated hereby, and the liens and security interests in favor of the Agent under the Existing Security Agreement shall not in any manner be impaired, limited, terminated, waived or released, except as expressly provided in the Credit Agreement and the other Financing Documents. Notwithstanding the foregoing, each party hereto acknowledges and agrees that non-compliance with any provision of the Existing Security Agreement, if any, prior to the Effective Date is hereby waived.

8.18 No Recourse to the United States.  The obligations of the Pledgors under this Agreement and under each other Financing Document are the obligations of the Pledgors and are not obligations of, or guaranteed as to principal or interest by, the United States.

[Remainder of Page Intentionally Left Blank]

BOS111 12678500.5

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PLEDGORS:

UNITED STATES ENRICHMENT CORPORATION

By:           /s/ John C. Barpoulis

Name:           John C. Barpoulis

Title:           Senior Vice President and Chief Financial Officer

USEC INC.

By:           /s/ John C. Barpoulis

Name: John C. Barpoulis

Title:           Senior Vice President and Chief Financial Officer

NAC INTERNATIONAL INC.

By:           /s/ Kent S. Cole

Name:           Kent S. Cole

Title:  President

[Signature page Fourth Amended and Restated Omnibus Pledge and Security Agreement]

BOS111 12678500.5

AGENT:

JPMORGAN CHASE BANK, N.A., as
Administrative and Collateral Agent

By:           /s/ Dan Bueno

Name:           Dan Bueno

Title:           Vice President

[Signature page Fourth Amended and Restated Omnibus Pledge and Security Agreement]

BOS111 12678500.5

Exhibit A to

Fourth Amended and Restated Omnibus Pledge and Security Agreement

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of __________, 20__, is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to herein below.  The Pledgor hereby agrees that this Pledge Amendment may be attached to the Fourth Amended and Restated Omnibus Pledge and Security Agreement, dated as of [_______], 2012 (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined) made by the Pledgors named therein in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent (the “Agent”) for the benefit of the Secured Parties, and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement.  The Pledgor hereby confirms that all representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of the Security Agreement are true and correct with respect to the Equity Interests listed on Annex A to this Pledge Amendment.  This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[NAME OF PLEDGOR]

By:

Title:

BOS111 12678500.5

ANNEX A

EQUITY INTERESTS

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in Issuer

BOS111 12678500.5

Exhibit B to

Fourth Amended and Restated Omnibus Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(COPYRIGHTS)

WHEREAS, [________________], a [_______________________] (herein referred to as “Grantor”), has adopted, used and is using the copyrights listed on Schedule I annexed hereto, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, Grantor has entered into that certain Fourth Amended and Restated Omnibus Pledge and Security Agreement dated as of [_______], 2012 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meanings attributed to them in the Security Agreement) among Grantor, the other Pledgors party thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Copyrights, all extensions, continuations, continuations-in-part, renewals and reissues thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may now or hereafter exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further assign unto Grantee and grant to Grantee, for the ratable benefit of the Secured Parties a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ____ day of________, 20__.

[                                                                           ]

By:

Name:

Title:

BOS111 12678500.5

SCHEDULE I TO SECURITY AGREEMENT

COPYRIGHTS

BOS111 12678500.5

Exhibit C to

Fourth Amended and Restated Omnibus Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(PATENTS)

WHEREAS, [______________], a [_______________________] (herein referred to as “Grantor”), is the owner and user of the patents issued by and/or patent applications filed with the United States Patent and Trademark Office, as more particularly described on Schedule I annexed hereto (the “Patents”);

WHEREAS, Grantor has entered into that certain Fourth Amended and Restated Omnibus Pledge and Security Agreement dated as of [_______], 2012 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meanings attributed to them in the Security Agreement) among Grantor, the other Pledgors party thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

BOS111 12678500.5

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ____ day of_________, 20__.

[                                                                           ]

By:

Name:

Title:

BOS111 12678500.5

SCHEDULE I TO SECURITY AGREEMENT

ISSUED PATENTS

Title	Date Issued	Patent No.

PENDING PATENT APPLICATIONS

Title	Serial Number / Filing Date

BOS111 12678500.5

Exhibit D to

Fourth Amended and Restated Omnibus Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(TRADEMARKS)

WHEREAS, [_____________], a [__________________] (herein referred to as “Grantor”), is the owner and user of the United States registered trademarks and/or trademark applications listed on Schedule I annexed hereto (the “Trademarks”);

WHEREAS, Grantor has entered into that certain Fourth Amended and Restated Omnibus Pledge and Security Agreement dated as of [_______], 2012 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meanings attributed to them in the Security Agreement) among Grantor, the other Pledgors party thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

BOS111 12678500.5

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ____ day of_________, 20__.

[                                                                           ]

By:

Name:

Title:

BOS111 12678500.5

SCHEDULE I TO SECURITY AGREEMENT

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Reg. Date. (if applicable)	Reg. No./ Serial No.

BOS111 12678500.5

Exhibit E to

Fourth Amended and Restated Omnibus Pledge and Security Agreement

FORM OF

PLEDGOR ADDENDUM

THIS PLEDGOR ADDENDUM (this “Addendum”), dated as of __________, 20__, is executed and delivered by __________, a ______________ (the “Company”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative and collateral agent under the Credit Agreement referred to herein below (in such capacity, the “Agent”), pursuant to the Security Agreement referred to herein below.

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of [_______], 2012, among USEC Inc. (“Holdings”), United States Enrichment Corporation (“Enrichment” and, together with Holdings, the “Borrowers”), the Agent, the Lenders from time to time party thereto, and the arrangers, book managers and other agents named therein (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”).  In connection with and as a condition to the initial and continued extensions of credit under the Credit Agreement, the Borrowers and NAC International Inc. (“NAC International”) have executed and delivered a Fourth Amended and Restated Omnibus Pledge and Security Agreement, dated as of [_______], 2012 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), pursuant to which they have granted in favor of the Agent a security interest in and Lien upon the Collateral as security for the Secured Obligations.  In addition, NAC International has executed and delivered the NAC Guarantee, pursuant to which NAC International guaranteed to the Secured Parties the payment in full of the Guaranteed Obligations (as defined in the NAC Guarantee), including without limitation, the obligations of the Borrowers under the Credit Agreement.  Capitalized terms used herein without definition shall have the meanings given to them in the Security Agreement.

The Borrowers have agreed under the Credit Agreement to cause such of their future Material Subsidiaries (other than Foreign Subsidiaries) to become a party to the Security Agreement as a Pledgor thereunder in accordance with the terms thereof and to execute and deliver a Pledgor Guarantee.  The Company is a direct or indirect subsidiary of USEC Inc. and, as required by the Credit Agreement, has executed and delivered a Pledgor Guarantee as of the date hereof.  The Company will obtain benefits as a result of the continued extension of credit to the Borrowers under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Addendum.  Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders to continue to extend credit to the Borrowers under the Credit Agreement, the Company hereby agrees as follows:

1.           The Company hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement as a Pledgor thereunder.  In furtherance (and without limitation) of the foregoing, (a) pursuant to Section 2.1 of the Security Agreement, and as security for all of the Secured Obligations, the Company hereby pledges, assigns and delivers to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 2.1 of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement and (b) subject to Section 2.3(b) of the Security Agreement, pursuant to Section 2.3 of the Security Agreement, and as security for the Secured Obligations, the Company hereby pledges, assigns and delivers to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its rights, title and interest in and to the Collateral as set forth in Section 2.3 of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement.

2.           The Company hereby represents and warrants that (i) Schedule I hereby sets forth all information required to be listed on Annexes A, B, C, D, E, F and H to the Security Agreement in order to make each representation and warranty contained in Article III of the Security Agreement true and correct with respect to the Company as of the date hereof and after giving effect to this Addendum and (ii) after giving effect to this Addendum and to the incorporation into such Annexes, as applicable, of the information set forth in Schedule I, each representation and warranty contained in Article III of the Security Agreement is true and correct with respect to the Company as of the date hereof, as if such representations and warranties were set forth at length herein.

3.           This Addendum shall be a Financing Document, shall be binding upon and enforceable against the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by such Secured Party and its successors and assigns.  This Addendum and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

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BOS111 12678500.5

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]

By:

Name:

Title:

BOS111 12678500.5

SCHEDULE I

Information to be added to Annex A of the Security Agreement

[To be Completed When Lien on Deferred Interests Attaches (in the case of any Intermediate Holdco]

PLEDGED EQUITY INTERESTS

Pledgor	Name of Issuer	Type of Interests	Certificate Number, if applicable	Number of Shares/Units, if applicable	Percentage of Outstanding Interests in Issuer

Information to be added to Annex B of the Security Agreement:

FILING LOCATIONS

Information to be added to Annex C of the Security Agreement:

LOCATIONS OF CHIEF EXECUTIVE OFFICES, RECORDS

RELATING TO COLLATERAL AND EQUIPMENT AND INVENTORY

1.           Chief Executive Office:                                                                Tax I.D. #

Organizational I.D. #__________

2.           Records relating to Collateral:

3.           Equipment or Inventory:

4.           Other Places of Business:

5.           Trade/Fictitious or Prior Corporate Names (last five years):

6.           State of Registration, if applicable:

Information to be added to Annex D of the Security Agreement

[To be Completed When Lien on Deferred Interests Attaches]

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

Information to be added to Annex E of the Security Agreement

[To be Completed When Lien on Deferred Interests Attaches]

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

Information to be added to Annex F of the Security Agreement

[To be Completed When Lien on Deferred Interests Attaches]

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

Information to be added to Annex H of the Security Agreement

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts:

Financial Institution	Address	Account Number	Account Holder

Securities Accounts:

Financial Institution	Address	Account Number	Account Holder

BOS111 12678500.5

TABLE OF CONTENTS
Page

ARTICLE I	DEFINITIONS	2

1.1	Defined Terms	2

1.2	Classified Information	7

1.3	Other Terms	7

ARTICLE II	CREATION OF SECURITY INTEREST	7

2.1	Pledge and Grant of Security Interest	7

2.2	Security for Secured Obligations	8

2.3	Deferred Interests	9

2.4	Inventory Account	11

ARTICLE III	REPRESENTATIONS AND WARRANTIES	12

3.1	Ownership of Collateral	12

3.2	Security Interests; Filings	12

3.3	Locations	13

3.4	Authorization; Consent	13

3.5	No Restrictions	14

3.6	Eligible Receivables	14

3.7	Equity Interests	14

3.8	Intellectual Property	15

3.9	Documents of Title	15

3.10	Deposit Accounts and Securities Accounts	15

ARTICLE IV	COVENANTS	16

4.1	Use and Disposition of Collateral	16

4.2	Change of Name, Locations, etc	16

4.3	Records; Inspection	16

4.4	Accounts	17

4.5	Instruments	18

4.6	Inventory and Equipment	18

4.7	Taxes	19

4.8	Insurance	19

4.9	Intellectual Property	20

4.10	Delivery of Collateral	21

4.11	Deposit and Collection Procedures	21

4.12	Protection of Security Interest	22

4.13	Control of Investment Property and Electronic Chattel Paper	22

4.14	Supplements to Schedules and Annexes	23

ARTICLE V	CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS	23

5.1	Ownership; After-Acquired Equity Interests	23

5.2	Voting Rights	24

5.3	Dividends and Other Distributions	25

ARTICLE VI	REMEDIES	25

6.1	Remedies	25

6.2	Application of Proceeds	28

6.3	[Reserved]	29

6.4	Grant of License	29

6.5	Private Sales	30

6.6	Waivers	30

ARTICLE VII	THE AGENT	31

7.1	The Agent; Standard of Care	31

7.2	Further Assurances; Attorney-in-Fact	31

ARTICLE VIII	MISCELLANEOUS	33

8.1	Indemnity and Expenses	33

8.2	No Waiver	33

8.3	Pledgors’ Obligations Absolute	34

8.4	Enforcement	35

8.5	Amendments, Waivers, etc	35

8.6	Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival	35

8.7	Additional Pledgors	36

8.8	Notices	36

8.9	Applicable Law	36

8.10	Severability	36

8.11	Construction	37

8.12	Counterparts	37

8.13	Submission to Jurisdiction	37

8.14	WAIVER OF JURY TRIAL	37

8.15	Qualifications Regarding Pledgor Disclosures	37

8.16	Certain Regulatory Restrictions	38

8.17	Restatement	38

BOS111 12678500.5	--